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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the post-effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-1 No. 333-61430) and related Prospectus of The Medicines Company and to the incorporation by reference therein of our report dated February 13, 2001, except for the eighth paragraph of Note 2, as to which the date is February 20, 2001, with respect to the consolidated financial statements of The Medicines Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
Boston, Massachusetts
September 4, 2001